Exhibit A

Joint Filing Agreement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: December 30, 2021

SISECAM CHEMICALS USA INC.

By:	/s/ MUSTAFA GÖRKEM ELVERICI
MUSTAFA GÖRKEM ELVERICI
DIRECTOR

SISECAM CHEMICALS WYOMING LLC

By:	/s/ MUSTAFA GÖRKEM ELVERICI
MUSTAFA GÖRKEM ELVERICI
DIRECTOR

SISECAM CHEMICALS RESOURCES LLC

By:	/s/ MUSTAFA GÖRKEM ELVERICI
MUSTAFA GÖRKEM ELVERICI
DIRECTOR

SODA SANAYII A.S.

By:	/s/ MUSTAFA GÖRKEM ELVERICI
MUSTAFA GÖRKEM ELVERICI
DIRECTOR

TÜRKIYE ŞIŞE VE CAM FABRIKALARI A.Ş.

By:	/s/ MUSTAFA GÖRKEM ELVERICI
MUSTAFA GÖRKEM ELVERICI
DIRECTOR